UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

BlackRock Funds V

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BLACKROCK FUND PROPOSALS SHAREHOLDER APPROVAL REQUIRED MAKE YOUR VOICE HEARD - PLEASE VOTE NOW

BlackRock Inflation Protected Bond Portfolio (the “Fund”)

TIME IS RUNNING SHORT You recently received proxy materials relating to the fund proposals to be voted on at the special meeting of shareholders of the Fund which will be held in a virtual meeting format on February 25, 2022 at 10:00 a.m. (Eastern Time). You are receiving this REMINDER notice because you held shares in the Fund on the record date and we have not received your vote.

Vote Online by logging onto the website listed on the enclosed proxy card or voting instruction form and following the instructions

The Board of Trustees of the Fund believes that the proposals that the shareholders of the Fund are being asked to vote upon are in the best interests of the Fund and its shareholders and unanimously recommends that you vote “FOR” such proposals.

Vote by Phone by calling the toll-free number on the enclosed proxy card or voting instruction form and following the simple instructions

If you have any questions concerning the proposals or would like to cast your vote with a live proxy voting specialist, please feel free to contact Computershare Fund Services, toll free at

1-866-650-3710.

Vote by Mail by completing and returning your executed proxy card or voting instruction form in the postage paid envelope provided

The proxy materials previously sent to you contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting WWW.PROXY-DIRECT.COM/BLK-32539 or by calling Computershare Fund Services, the Fund’s proxy solicitor toll free at 1-866-650-3710.

BlackRock	SHAREOWNER DISTRIBUTION	BIPBP_RDR_R1